UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant     ☒                                                              Filed by a Party other than the Registrant     ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

USF Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by: USF Corporation

Pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: USF Corporation

Commission File No. 0-19791

On May 9, 2005, USF posted the following communication on its website.

Additional Information. Yellow Roadway and USF commenced the mailing of an updated proxy statement/prospectus to USF stockholders on May 7, 2005. A copy of the updated proxy statement/prospectus was filed by Yellow Roadway with the SEC on May 6, 2005. Investors are urged to read the updated proxy statement/prospectus because it contains important information. Additional information concerning the amended merger may be filed with the SEC and investors are urged to reach any such materials as well. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Yellow Roadway free of charge by requesting them in writing from Yellow Roadway or by telephone at (913) 696-6100. You may obtain documents filed with the SEC by USF free of charge by requesting them in writing from USF or by telephone at (773) 824-1000.

Participants in the Solicitation. USF, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of USF in connection with the acquisition. Information about the directors and executive officers of USF and their ownership of USF stock is set forth in the USF Annual Report on Form 10-K for the year ended December 31, 2004. Investors may obtain additional information regarding the interests of such participants by reading the updated proxy statement/prospectus filed with the SEC in connection with the amended merger.

Dear Fellow USF Stockholder:

On May 2, 2005, USF and Yellow Roadway announced that the companies had amended the Agreement and Plan of Merger, dated February 27, 2005. In connection with the amendment, we have updated our April 22, 2005 proxy statement/prospectus (which we refer to as the original proxy statement/prospectus) and commenced the mailing of the updated proxy statement/prospectus on May 7, 2005. We urge you to read this document carefully.

The mailing will include a new BLUE proxy card. If you want your proxy to be counted at the special meeting, you will need to use the new BLUE proxy card that is enclosed with the updated proxy statement/prospectus. Alternatively, you may also submit a proxy by internet or telephone by following the directions provided on such card or form or in the updated proxy statement/prospectus under the heading “Voting by Proxy – How to Vote.” If you do not submit a proxy or vote at the USF special meeting, it will have the same effect as a vote against the proposal to adopt the amended merger agreement.

Please note that:

•	Neither the record date nor the meeting date has changed. The USF special stockholder meeting will be held on May 23, 2005 and the record date is April 21, 2005.

•	USF will not vote any proxies received on the white proxy card included in the original proxy statement/prospectus or received by internet or telephone pursuant to the instructions in the original proxy statement/prospectus.

•	If you have any questions regarding the updated proxy statement/prospectus or how to submit a proxy or need additional copies of the materials, please contact Morrow & Co., Inc., our information agent and proxy solicitor, by telephone toll-free at (800) 607-0088.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the USF special stockholder meeting, please take time to vote by using the new BLUE proxy card or by submitting a proxy by internet or telephone in accordance with the new directions set forth under the heading “Voting by Proxy – How to Vote” on page 36 of the updated proxy statement/prospectus.

Please share this message with the proper persons within your organization who execute the proxy.

THE BOARD OF DIRECTORS OF USF CORPORATION HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE AMENDED MERGER AGREEMENT IS ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT USF STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDED MERGER AGREEMENT.

On behalf of USF, I thank you in advance for your support.

Very truly yours,

Paul J. Liska

Executive Chairman of the Board of

Directors of USF Corporation

May 9, 2005